UNITED STATES SECURITIES

AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-10)

INFORMATION REQUIRED IN THE PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities and Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Under Rule 14a-12

Affirmative Insurance Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of this filing.

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AFFIRMATIVE INSURANCE HOLDINGS, INC.

4450 Sojourn Drive, Suite 500

Addison, Texas 75001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 5, 2013

Dear Stockholder:

Notice is hereby given that the 2013 annual meeting of Stockholders (the Annual Meeting) of Affirmative Insurance Holdings, Inc. (Affirmative or the Company) will be held on June 5, 2013 at 1:00 p.m. Central time at 4450 Sojourn Drive, Suite 500, Addison, Texas 75001.

The purpose of the meeting is to:

1.	elect seven directors for a one-year term;

2.	ratify the appointment of KPMG LLP as Affirmative’s independent registered public accounting firm for 2013;

3.	approve on an advisory basis the compensation of our named executive officers; and

4.	act upon such other matters as may properly come before the meeting or any adjournment thereof.

Accompanying this notice is the proxy statement, which provides information about Affirmative’s Board of Directors and management team, and further describes the business we will conduct at the meeting.

Only stockholders of record as of the close of business on April 15, 2013 will be entitled to notice of, and to vote at, the Annual Meeting.

We sincerely hope you will be able to attend the meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting, and, therefore, we urge you to complete, sign, date and return the enclosed proxy card in the envelope provided for this purpose.

Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Meeting to be held on June 5, 2013: In accordance with the rules issued by the Securities and Exchange Commission, you may access our 2012 Annual Report and our 2013 Proxy Statement at www.affirmativeholdings.com/2013ProxyMaterials/default.htm.

Sincerely,

Joseph G. Fisher

Secretary

Addison, Texas

April 19, 2013

-i-

AFFIRMATIVE INSURANCE HOLDINGS, INC.

4450 Sojourn Drive, Suite 500

Addison, Texas 75001

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 5, 2013

GENERAL INFORMATION

Solicitation and Revocability of Proxies

The Board of Directors (the Board) of the Company is soliciting proxies in connection with its Annual Meeting of Stockholders and any adjournment thereof (the Annual Meeting) to be held on June 5, 2013 at 1:00 p.m. Central time at 4450 Sojourn Drive, Suite 500, Addison, Texas 75001. The approximate date on which this proxy statement and the enclosed proxy card are first being sent to stockholders is May 1, 2013.

If the accompanying proxy card is duly executed and returned, the shares of common stock of the Company represented thereby will be voted in accordance with the Board’s recommendations set forth herein and, where the stockholder makes a specification, will be voted in accordance with such specification. A proxy may be revoked by the person executing it at any time before it has been exercised, but the revocation of the proxy will not be effective until written notice thereof has been given to Joseph G. Fisher, Secretary, Affirmative Insurance Holdings, Inc., 4450 Sojourn Drive, Suite 500, Addison, Texas 75001. If a stockholder attends the Annual Meeting, the stockholder may revoke the proxy and vote in person.

Shares Outstanding and Voting Rights

As of April 15, 2013, 15,408,358 shares of the Company’s common stock, par value $0.01 per share (the Common Stock), were outstanding. The Common Stock constitutes the only class of voting securities of the Company. Only stockholders of record as of the close of business on April 15, 2013 (the Record Date) are entitled to receive notice of, and to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote for each share so held. Holders of Common Stock of the Company do not have cumulative voting rights with respect to the election of directors.

Quorum and Required Vote

Quorum. Unless a quorum is present at the Annual Meeting, no action may be taken at the meeting except the adjournment thereof until a later time. The holders of a majority of the issued and outstanding shares of Common Stock on the Record Date, present in person or represented by proxy, are necessary to constitute a quorum at the Annual Meeting. Shares that are represented at the Annual Meeting but abstain from voting on any or all matters and “broker non-votes” (shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote) will be counted as shares present and entitled to vote in determining the presence or absence of a quorum. The inspector of election appointed for the Annual Meeting will determine the number of shares of our Common Stock present at the Annual Meeting, determine the validity of proxies and ballots, determine whether or not a quorum is present, and count all votes and ballots.

Required Vote. If a quorum is obtained, directors are elected by a plurality of all of the votes cast, in person or by proxy. This means that the seven nominees will be elected if they receive more affirmative votes than any other nominees. Votes marked “For” Item 1 will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee. Votes “Withheld” from a nominee also have no effect on the vote since a plurality of the shares cast at the Annual Meeting is required for the election of each nominee. Stockholders may not abstain from voting with respect to the election of directors. Votes marked “For” Item 2 will be counted in favor of the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. Votes marked “For” Item 3 will be counted as a non-binding, advisory vote in favor of a resolution approving the Company’s executive compensation practices as reported in this proxy statement. Although the stockholder vote regarding Item 3’s “say-on-pay” resolution is non-binding on the Board of Directors, our Board of Directors and our Compensation Committee will carefully review and consider the voting results when evaluating our future executive compensation structure.

A bank, broker or other nominee may not vote a beneficial owner’s shares with respect to the election of our seven nominees for director in the absence of the beneficial owner’s specific instructions as to how to vote with respect to such nominees. Similarly, a bank, broker or other nominee may not vote a beneficial owner’s shares on an advisory basis with respect to “say-on-pay” issues in the absence of the beneficial owner’s specific instructions as to how to vote with respect to such matters. Accordingly, your specific instructions as to how to vote with respect to each director nominee and the “say-on-pay” proposals are necessary, or else your bank, broker or other nominee may not cast a vote for or withhold a vote with respect to any director nominee, or cast an advisory vote regarding any “say-on-pay” matter. Because the ratification of our independent registered public accounting firm is still considered to be a “routine” matter for which specific instructions from beneficial owners will not be required, we do not expect any “broker non-votes” to arise in the context of such proposal.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1. What is a proxy and how does the proxy process operate?

A proxy is your legal designation of another person to vote the stock you own. The person(s) that you designate to vote your shares are called proxies. Gary Y. Kusumi, Michael J. McClure and Joseph G. Fisher of the Company have been designated as proxies for the 2013 Annual Meeting of Stockholders. The term “proxy” also refers to the written document or “proxy card” that you sign to authorize those persons to vote your shares.

By executing the proxy card, you authorize the above-named individuals to act as your proxies to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares of Common Stock as of the Record Date) must be represented at the meeting in person or by proxy. Since few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the stockholder vote. It is important that you attend the meeting in person or grant a proxy to vote your shares to assure a quorum is obtained so corporate business can be transacted. If a quorum is not obtained, we must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of our Company or its stockholders.

2. What is a proxy statement?

It is a disclosure document in which the Company furnishes you with important information to assist you in deciding whether to authorize the proxies to vote on your behalf.

3. What is the purpose of holding this meeting?

We are holding the Annual Meeting to: (i) elect directors, (ii) obtain stockholder ratification for the appointment of KPMG LLP as our independent registered public accounting firm, and (iii) seek the approval of our stockholders on an advisory basis concerning the compensation of our named executive officers. Our Board has nominated the director nominees. The appointment of KPMG LLP as our independent registered public accounting firm has been recommended by our Audit Committee, and our Board has recommended ratification of our Audit Committee’s appointment of KPMG LLP by our stockholders. Our Board has further recommended an advisory vote in favor of a resolution approving our current executive compensation structure. If any other matters requiring a stockholder vote properly come before the meeting, those stockholders present at the meeting and the proxies who have been appointed by our stockholders will vote as they think appropriate.

4. What is the difference between a stockholder of record and a stockholder who holds stock in street name?

(a)	If your shares are registered in your name with our transfer agent, Computershare, you are a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the meeting.

(b)	If you are the beneficial owner of shares and your shares are held in “street name,” then they are held in the name of your brokerage firm, bank or other nominee. Your broker of record or bank, as the record holder of your shares, is required to vote those shares in accordance with your instructions. If you beneficially own shares in street name, these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are also invited to attend the Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares. Since a beneficial owner in street name is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

5. What is the record date and what does it mean?

The Record Date for the Annual Meeting is April 15, 2013. The Record Date is established by the Board as required by Delaware law. Owners of record of Common Stock at the close of business on the Record Date are entitled to:

(a)	receive notice of the meeting, and

(b)	vote at the meeting and any adjournments or postponements of the meeting.

6. What different methods can I use to vote?

(a)	By Mail by sending in the Written Proxy Card. If your shares are registered directly in your name as the holder of record, you may vote your shares by marking, signing, dating and mailing the proxy card in the postage paid envelope that we have provided. All stockholders of record can vote by this written proxy card.

(b)	By Mail by sending in the Written Proxy Card after you have received the same from your Bank or Broker. If your shares are held in street name, only your broker, bank or other nominee can give a proxy with respect to your shares. You should receive a proxy card from your bank or broker, which you must return to have your shares voted. If you have not received a proxy card from your bank or broker, you may contact it directly to provide it with instructions on how you wish to vote.

(c)	In Person. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed and signed proxy card in person. If your shares are held in street name, and you wish to vote in person at the Annual Meeting, you will need to obtain a legal proxy form from your broker or bank that holds your shares of record and you must bring that document to the Annual Meeting.

(d)	Via Internet or Telephone. If your shares are registered directly in your name as the holder of record, you may vote your shares via the Internet or telephone by following the instructions set forth on your written proxy card. Any proxy votes submitted via the Internet or telephone must be received by our transfer agent by no later than 1:00 a.m. Central Time, on June 5, 2013.

7. What is the effect of not voting?

It depends on how ownership of your shares is registered. If you own shares as a registered holder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected. If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following question, if you do not provide your broker voting instruction, your broker may or may not vote your shares, depending upon the proposal.

8. If I do not vote, will my broker vote for me and how will abstentions and broker non-votes be counted?

If you own your shares through a broker and you do not vote, your broker may vote your shares in its discretion on some “routine” matters. However, with respect to other proposals that are not considered to be “routine” matters (such as the election of directors or “say-on-pay” executive compensation proposals), your broker may not vote your shares for you. With respect to these latter proposals, the aggregate number of unvoted shares is reported as broker non-votes. Broker non-vote shares are counted toward the quorum requirement but they do not affect the determination of whether a matter is approved. The proposal relating to the ratification of the Company’s independent registered public accounting firm as set forth in this proxy statement is the only “routine” matter on which brokers will be permitted to vote unvoted shares.

9. How can I revoke or change my proxy?

You may revoke your proxy and change your vote at any time before the proxy has been exercised at the Annual Meeting. If you are a registered holder, your proxy can be revoked in several ways: (1) by timely delivery of a written revocation delivered to the corporate secretary; (2) by submitting another valid proxy bearing a later date; or (3) by attending the meeting in person and giving the inspector of election notice that you intend to vote your shares in person. If your shares are held in street name by a broker, you must contact your broker in order to revoke your proxy, but generally, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

10. Who counts the votes?

The Company has retained a representative of Computershare to serve as an independent tabulator to receive and tabulate the proxies and as an independent inspector of election to certify the results.

11. Will you use a soliciting firm to receive votes?

We use our transfer agent, their agents, and brokers to distribute all the proxy materials to our stockholders. We will pay them a fee and reimburse any expenses they incur in making the distribution. Our directors, officers and employees may solicit proxies in person, by mail, telephone, facsimile transmission or electronically. No additional compensation will be paid to such directors, officers and employees for soliciting proxies.

12. What are my voting choices when voting for Director nominees, and what vote is needed to elect Directors?

With regard to the election of directors, you may cast your vote in favor of or withhold your vote for each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. In accordance with the Company’s bylaws and Delaware law, the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at the Annual Meeting, up to the number of directors to be elected, will be elected as directors of the Company.

The Board recommends a vote “FOR” each of the nominees.

13. What happens if there are not enough votes to ratify the appointment of our independent registered public accounting firm?

In the event stockholders do not ratify the appointment of KPMG LLP, the appointment will be reconsidered by our Audit Committee. Even if the selection is ratified, our Audit Committee may, in its discretion, select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Affirmative and our stockholders.

The Board recommends a vote “FOR” ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013.

14. What does it mean when it says that I am being asked to consider and approve the compensation of the Company’s named executive officers on an advisory basis?

An affirmative vote of the holders of a majority of the voting power of our common stock present in person or represented by proxy and entitled to vote on the matter is necessary to approve on an advisory basis the compensation we pay to our named executive officers, although such vote will not be binding on us.

The Board recommends an advisory vote “FOR” the approval of the Company’s “say-on-pay” resolution.

15. How can I obtain copies of Affirmative’s proxy statement, 2012 Annual Report and other available information about the Company?

Stockholders may receive a copy of Affirmative’s 2012 Annual Report on Form 10-K at no charge by sending a written request to Joseph G. Fisher, Secretary of the Company, at 4450 Sojourn Drive, Suite 500, Addison, Texas 75001.

Our proxy statement and 2012 Annual Report on Form 10-K are available at www.affirmativeholdings.com/2013ProxyMaterials/default.htm. In addition, you can also visit our Web site at www.affirmativeholdings.com for free access to our United States Securities and Exchange Commission (SEC) filings, including this proxy statement, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to these reports as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC. Affirmative’s corporate governance documents can also be accessed free of charge at Affirmative’s Web site, www.affirmativeholdings.com.

16. What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

Stockholder proposals requested to be included in our proxy statement for our 2013 Annual Meeting or otherwise must be in writing and received by us by December 20, 2013, provided that proposals are submitted by eligible stockholders who have complied with the relevant regulations of the SEC regarding stockholder proposals and our bylaws. A copy of our bylaws is available from the Secretary of the Company upon written request. Proposals should be directed to the Secretary of the Company at the address listed above.

ITEM 1 – ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that our Board consists of one class of directors. All current directors’ terms expire at the 2013 Annual Meeting of Stockholders. Our Board has nominated the individuals set forth below to become members of our Board for 2013-2014.

Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the next annual meeting and until their respective successors are duly elected and qualified. Information on each of our nominees is given below.

We have no reason to believe that any of the director nominees will be unable or unwilling for good cause to serve if elected. However, if any director nominee becomes unavailable or unwilling for good cause to serve before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

Unless marked to the contrary, proxies received will be voted FOR the election of each of the director nominees.

Recommendation of the Board of Directors:

Our Board unanimously recommends that the stockholders vote “FOR” each of the following nominees.

Nominee	Business Experience
Thomas C. Davis Age 64	Mr. Davis became a director beginning immediately prior to the Company’s initial public offering in July 2004. Mr. Davis serves as a member of the Company’s Audit, Compensation, and Investment Committees. Mr. Davis has served as Chief Executive Officer of The Concorde Group, a private investment firm, since March 2001. Mr. Davis was previously the Managing Partner and head of the investment banking and corporate finance activities of Credit Suisse First Boston, formerly Donaldson, Lufkin & Jenrette, in the southwest United States from March 1984 to February 2001. Mr. Davis also serves of the boards of directors of Dean Foods Company, Westwood Holdings Group, Inc., Biohorizons, Inc. and Whitehorse Finance, Inc.

Nimrod T. Frazer Age 83	Mr. Frazer has been a director since November 9, 2005. Mr. Frazer is a member of the Company’s Investment, Nominating and Corporate Governance, and Compensation Committees. Mr. Frazer currently serves on the board of directors of Equita, S.I.M., S.p.A, an investment securities firm, a position he accepted in January 2008. Mr. Frazer also currently serves on the board of directors of Flowers National Bank, a bank holding company, a position he accepted in January 2009. Mr. Frazer was Chairman of the Board and Chief Executive Officer of The Enstar Group, Inc., a publicly traded company (Enstar), from 1990 to until April 2007, and he was also the President from 1990 to 2001. Enstar is currently a non-managing member of Affirmative Investment LLC (Affirmative Investment), a part-owner of New Affirmative LLC (New Affirmative), which is the majority stockholder of the Company. Mr. Frazer was a director of Castlewood Holdings Limited from 2001 through January 2007, when that company was merged into Enstar. Mr. Frazer was also Chairman of the Board

Nominee	Business Experience

and Co-Founder of the Frazer Lanier Company, a regional investment banking firm in Montgomery, Alabama from 1976 to 1990.

Mory Katz Age 54	Mr. Katz has been a director since June 8, 2010. Mr. Katz is Chairman of the Company’s Nominating and Corporate Governance Committee and also serves as a member of the Company’s Executive Committee. Since July 2012, Mr. Katz has been the Vice President, Commercial Property, of Verisk Insurance Solutions, a provider of information solutions to property and casualty insurers. From April 1998 through May 2009, Mr. Katz was the CEO and Chairman of Direct Response Corporation (DRC), a direct-to-consumer auto insurer. While at DRC, Mr. Katz’s responsibilities included overseeing operations, formulating and implementing strategic plans, developing and presenting quarterly board of directors packages and presentations, interfacing with state insurance regulators and supervising over four hundred employees. Prior to his tenure with DRC, Mr. Katz was the Vice President of the Insurance Division at Trans Union, a national credit bureau, from 1993 to 1998, where he was the leader of a startup insurance division that performed a role in implementing the concept and practice of using credit as a tool for insurance marketing and underwriting. Prior to his tenure at Trans Union, Mr. Katz was a national account executive with Equifax, Inc., another national credit bureau, from 1985 to 1993, where he managed cross-functional teams across the company to customize solutions for major insurance company clients.

Gary Y. Kusumi Age 66	Mr. Kusumi has been a director since October 1, 2010. He has been the Chairman of the Company’s Board of Directors since January 31, 2011 and is Chairman of the Company’s Executive Committee. Mr. Kusumi is the Chief Executive Officer of the Company, a position he has also held since October 1, 2010. Mr. Kusumi was formerly our Executive Vice President, President, Insurance Products and Services Group and President of each of our insurance company subsidiaries since April 6, 2010. From August 2008 through March 2009, Mr. Kusumi was the President of the Personal Lines insurance business at Hanover Insurance Company, where he was responsible for personal lines insurance distributed by independent agents. From April 1998 through May 2008, Mr. Kusumi was the President and Chief Executive Officer of the Personal Lines insurance business at GMAC, where he was responsible for a $1.6 billion personal lines insurance group, with products including auto, motorcycle, recreational vehicle and commercial vehicle insurance sold through a variety of distribution channels. From 1995 to 1998, Mr. Kusumi was the Executive Vice President and then President of Windsor Group, and from 1993 to 1995, he was the President of Leader National Group (both Windsor Group and Leader National Group were affiliates of Great American Insurance Group at the time), where he was responsible for all aspects of personal lines property and liability insurance. In addition, from 1981 to 1992, Mr. Kusumi held several executive

Nominee	Business Experience

positions with the Progressive Companies, an insurance holding company, including Transportation Group President (1988-1992), Specialty Transportation Division President (1986-1988), Atlantic Division President (1986) and various product management positions (1981-1985).

David I. Schamis Age 39	Mr. Schamis has been a director since September 26, 2006. Mr. Schamis is Chairman of the Company’s Compensation and Investment Committees, and he serves as a member of the Company’s Nominating and Corporate Governance Committee and Executive Committee. Mr. Schamis is a Managing Director of J.C. Flowers & Co. L.L.C. where he has worked since 2000 and is responsible for originating, executing and managing private equity investments. Mr. Schamis has also been a director of Crump Insurance Services, an insurance brokerage firm, since October 2005. In addition, Mr. Schamis was a director of MF Global from 2008 to 2012, a director of Symetra Financial Corporation and First Symetra National Life Insurance Company of New York, both life insurance companies, from August 2004 to June 2010, and a director of Fox-Pitt Kelton, an investment broker, from June 2005 to October 2009.

Robert T. Williams, Jr. Age 56	Mr. Williams became a director on September 27, 2011. Mr. Williams serves as a member of the Company’s Audit Committee. Mr. Williams’ professional background includes over twenty-six years of experience at Progressive Corporation, most recently as Progressive’s Agency Group President. In addition, Mr. Williams held several other leadership roles at that company, including Chief Product and Pricing Officer, Head of Special Lines and various Regional Division President and General Manager positions. Mr. Williams holds a Bachelor of Arts degree in Economics from Amherst College.

Paul J. Zucconi Age 72	Mr. Zucconi became a director beginning immediately prior to the Company’s initial public offering in July 2004. Mr. Zucconi is Chairman of the Company’s Audit Committee, and he is a member of the Company’s Executive Committee. Mr. Zucconi was an Audit Partner at KPMG LLP from July 1976 to January 2001. Since that time, Mr. Zucconi has been retired, but has performed work for various companies as an independent business consultant. Mr. Zucconi is a director and serves on the audit committees of Torchmark Corporation and American Beacon (since 2002 and 2008, respectively), and was a director and audit committee member of Titanium Metals Corp. from 2002-2012. He was a director of The National Kidney Foundation of North Texas, a charitable, non-profit organization, until July 2010. In addition, from 2010 to the present, Mr. Zucconi has been a director and a member of the audit committee of Charter Bank, Albuquerque, New Mexico, a privately-held bank.

CORPORATE GOVERNANCE

General

We are governed by our directors who, in turn, appoint executive officers to manage our business operations. The Board oversees our executive management on your behalf. The Board reviews our long-term strategic plans and exercises oversight over all major decisions, such as acquisitions, the declaration of dividends, major capital expenditures and the establishment of certain significant Company policies. The maximum size of our Board is set at nine, and we currently have seven directors.

The Board maintains an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, an Executive Committee and an Investment Committee, each of which is further described below. Based upon the review of the Nominating and Corporate Governance Committee, the Board has determined, in its business judgment, that (a) each of Messrs. Davis, Frazer, Katz, Williams and Zucconi is independent within the meaning of rules promulgated by the SEC, as currently in effect, (b) each of Messrs. Davis, Williams and Zucconi, the three current members of the Audit Committee, meets all other applicable audit committee member requirements of the SEC, and (c) Mr. Zucconi, Chairman of our Audit Committee, is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. Each of our Board Committees has an individual chairman who oversees the functions of the particular Committee.

Board Leadership Structure and Role in Oversight of Risk

The Board does not have a policy addressing the issue of whether the same person should serve as both the Chief Executive Officer and Chairman of the Board, or if the roles should be separate. Our Board believes that it should have the flexibility to make these determinations at any given point based upon what it considers to be the appropriate leadership structure for the Company at the time. For several years, we have had a single person serve as both Chief Executive Officer and Chairman of the Board. This combination served the Company well for many years, and our Board has found it to be an efficient and effective leadership model for the Company. In January 2011, our Board unanimously appointed Gary Y. Kusumi to be the Company’s Chairman. Since October 1, 2010, Mr. Kusumi has been a member of our Board of Directors and our Chief Executive Officer. As our current Chief Executive Officer, Mr. Kusumi is and has been responsible for overseeing the day-to-day operations of the Company and implementing the Company’s corporate strategies. Mr. Kusumi’s breadth of experience in the insurance industry coupled with his understanding of the Company’s short-term and long-term objectives qualified him to preside over the entire Board, lead its discussions and set its agendas.

On April 1, 2013, our current Chief Executive Officer and Chairman of the Board, Gary Y. Kusumi, informed the Board of his intention to retire when his current employment agreement expires on October 1, 2013. To facilitate the transition of Mr. Kusumi’s duties, our Board appointed our Executive Vice President and Chief Financial Officer, Michael J. McClure, to the position of Acting Chief Executive Officer (Acting CEO). Mr. Kusumi’s former direct reports now report to the Acting CEO. During the remainder of his employment term, Mr. Kusumi will assist and advise the Acting CEO. Mr. McClure does not currently serve on our Board and is not a director nominee. At an appropriate time, our Board will make a determination as to the most appropriate leadership structure for the Company given the circumstances existing at that time. Our by-laws provide that a majority of the directors may, from time to time, designate a Chairman from among the directors of the Company, to serve until the earlier of (a) the designation of his or her successor by a majority of the Board or (b) his or her death, resignation or removal from the Board.

The remainder of our Board is composed of directors that, both individually and collectively, are knowledgeable and experienced in all aspects of the Company’s business, and the Board is satisfied that the current structure provides strong oversight of the Company’s affairs. Accordingly, all of the members of our Board take into consideration the periodic input of the Company’s senior management (including the Company’s Chief Executive Officer) in assessing the Company’s risk practices. In this way, the members of our Board oversee the Company’s risk management based upon the input of members of the Company’s senior management, who are responsible for the administration of the Company’s established risk management practices. Our Board believes that this process is the most effective approach for addressing the particular risks facing the Company and that our Board of Directors’ leadership structure supports this approach.

Corporate Governance Policies and Charters

Current copies of the following materials related to the Company’s corporate governance policies are available publicly on the Company’s Web site at www.affirmativeholdings.com:

•	Corporate Governance Guidelines

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Investment Committee Charter

•	Executive Committee Charter

You may also obtain copies of the charters by written request to the Company’s Secretary.

A copy of Affirmative’s Code of Business Conduct and Ethics, which applies to directors, executive officers and employees, will be sent without charge upon written request to the Company’s Secretary and also may be viewed on our Web site at www.affirmativeholdings.com. We will post on our Web site any amendments to the Code of Business Conduct and Ethics or waiver thereof for directors and executive officers.

In addition, our current proxy materials, including a copy of this proxy statement and our form of proxy card, may be viewed on our Web site at www.affirmativeholdings.com/2013ProxyMaterials/default.htm.

Certain of our corporate governance policies continue to refer to and generally apply listing rules of the NASDAQ Stock Market LLC (NASDAQ). However, on May 22, 2012, we received a written determination notice from the Listing Qualifications Staff of the NASDAQ Stock Market that our common stock would be delisted from the NASDAQ Global Select Market due to non-compliance with NASDAQ Listing Rule 5450(b)(1), which required us to maintain a minimum of $10.0 million in stockholders’ equity as set forth in the company’s most recent publicly reported financial statements. As a result, our common stock was suspended from trading on the NASDAQ Global Select Market at the opening of business on May 31, 2012. On June 15, 2012, NASDAQ filed a Form 25 with the Securities and Exchange Commission formally delisting our common stock from the NASDAQ Global Select Market. Since then, our common stock has continued trading on the over-the-counter markets. References to NASDAQ and the NASDAQ listing rules in this proxy statement or our corporate governance policies do not imply any connection to any NASDAQ market or any prospect that our common stock will commence trading on any NASDAQ market in the future.

Meetings

During 2012, the Board met on seventeen occasions and took action by written consent on one additional occasion. During 2012, each incumbent director attended at least 75 percent of the aggregate of the total meetings of the Board and all committees of the Board on which such director served.

Our policy regarding director attendance at annual meetings of stockholders and the number of directors who attended the 2012 annual meeting are available under the Corporate Governance section on the our Web site at www.affirmativeholdings.com.

Executive Sessions

Our independent directors meet in executive session at least twice per year. The independent directors met on two occasions during 2012. Any independent director can request that an additional executive session be scheduled. At each such meeting, one of the independent directors is selected by the others to be the presiding director at that meeting.

Stockholder Communications

Stockholders wishing to write to the Board or a specified director or committee of the Board should send correspondence to Joseph G. Fisher, Secretary, 4450 Sojourn Drive, Suite 500, Addison, Texas 75001. The Secretary of the Company will review stockholder communications to determine if the concern may be best addressed by an internal department of the Company, the full Board, the Chairman of the Board, a particular committee of the Board, a Chairman of a particular committee of the Board or a particular member of the Board. The process of collecting and organizing stockholder communications has been approved by a majority of the independent directors.

Audit Committee

General

In 2012, our Audit Committee was composed of Paul J. Zucconi (Chairman), Thomas C. Davis, and Robert T. Williams, Jr. The Audit Committee held four in-person meetings during 2012. Each of the Audit Committee members meets the financial literacy and independence requirements the rules and regulations of the SEC and NASDAQ rules. Paul J. Zucconi, a licensed CPA and former auditor of multiple public companies, has been designated as the “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. Our Audit Committee reviews and assesses the adequacy of the Audit Committee Charter annually. The Audit Committee Charter is available on our Web site at www.affirmativeholdings.com.

The Audit Committee oversees and reviews our accounting, financial reporting and control processes and the audits of our financial statements, including: (1) the preparation, presentation and integrity of our financial statements and the financial statements of our insurance company subsidiaries; (2) our compliance with legal and regulatory requirements; (3) our independent registered public accounting firm’s qualifications and independence; and (4) the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee:

•	has sole responsibility to retain and terminate our independent registered public accounting firm, and to oversee the work that is performed by said firm;

•	pre-approves all audit and non-audit services performed by our independent registered public accounting firm and the fees and terms of each engagement;

•	appoints and oversees our internal auditor, and reviews the scope and results of each annual internal audit; and

•	reviews our audited financial statements and related public disclosures.

The Audit Committee also evaluates information received from our outside independent registered public accounting firm and our management to determine whether said firm is independent of management. Our outside independent registered public accounting firm reports directly to the Audit Committee. KPMG LLP (KPMG) was the outside, independent registered public accounting firm retained by the Audit Committee for the 2012 fiscal year. We expect that representatives of KPMG will attend the 2013 Annual Meeting via teleconference and will be available to answer any shareholder questions at that meeting.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by Affirmative concerning accounting, internal control over financial reporting or auditing matters and has established procedures for the confidential and anonymous submission by employees of any concerns they may have regarding such issues. During 2012, the Audit Committee held discussions with both KPMG and management regarding Affirmative’s actions to evaluate and report on our internal control over financial reporting and disclosure controls for fiscal year 2012, as well as our current disclosure controls and procedures.

Pursuant to our Audit Committee Charter, our Audit Committee also has primary responsibility for reviewing and approving any related person transaction, as such transactions are defined by Item 404(a) of Regulation S-K.

Approval of Audit and Non-Audit Services

The Audit Committee, or its Chairman, approves all audit and permissible non-audit services (including the fees and terms of the services) performed for the Company by its independent registered public accountants prior to the time that those services are commenced. The Chairman reports to the full Audit Committee at each of its meetings, and the Audit Committee approves what the Chairman has authorized in the interim between meetings. For these purposes, the Audit Committee or its Chairman is provided with information as to the nature, extent and purpose of each proposed service, as well as the approximate timeframe and proposed cost arrangements for that service. The Audit Committee pre-approved all fees for 2012 noted in the table under “Independent Registered Public Accounting Firm Fees.”

Report of the Audit Committee

The Audit Committee has submitted the following report to stockholders:

The Audit Committee met and held discussions with the Company’s management, accounting officers, internal auditors and KPMG, the Company’s independent registered public accountants, to review the results of the 2012 audit, including the audited financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee reviewed and discussed the consolidated financial statements with management and KPMG. The Audit Committee also discussed with management, the internal auditors and KPMG the quality and adequacy of the Company’s internal control over financial reporting and disclosure controls and procedures and internal audit organization, responsibilities, budget, staffing and identification of audit risks. The Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

KPMG also provided to the Audit Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the audit committee concerning independence, and the Audit Committee discussed with KPMG that firm’s independence. The Audit Committee also considered whether the level and provision of certain other non-audit services by KPMG is compatible with their independence. Based on its review of these matters, the Audit Committee determined that KPMG was independent of the Company.

Based upon the Audit Committee’s discussions with management and KPMG, and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

Respectfully submitted,

Paul J. Zucconi (Chairman)

Thomas C. Davis

Robert T. Williams, Jr.

Independent Registered Public Accounting Firm Fees

We were billed the following fees by KPMG for professional and other services rendered by them during fiscal years ended 2012 and 2011, respectively:

Fees	2012		2011
Audit	$1,034,826		$1,311,437	(1)
Audit-related	14,750	(2)	5,000	(3)
Tax	—		21,557
Other	2,070	(4)	3,800	(5)
Total	$1,051,646		$1,341,794

(1)	Includes $156,168 in additional audit fees for the fiscal year 2011 audit which were not determined at the time the Company’s proxy statement for the 2012 annual meeting of shareholders was filed.
(2)	Consists of: (a) $9,000 in fees for agreed-upon procedures performed to satisfy certain of the Company’s regulatory requirements relating to its Michigan business; and (b) $5,750 in fees for agreed-upon procedures performed to satisfy contractual requirements under a Cooperative Endeavor Agreement pursuant to which we received certain incentives in connection with the relocation of certain business operations to Baton Rouge, Louisiana (Baton Rouge CEA).
(3)	Consists of $5,000 in fees for agreed-upon procedures performed to satisfy contractual requirements under the Baton Rouge CEA.
(4)	Consists of $2,070 in fees for assistance with a financial examination conducted by the Illinois Department of Insurance.
(5)	Consists of $3,800 in fees for assistance with a financial examination conducted by the Illinois Department of Insurance.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Mory Katz (Chairman), Nimrod T. Frazer and David I. Schamis. Messrs. Katz and Frazer are independent directors.

Our Board has established a Nominating and Corporate Governance Committee Charter that is available on our Web site at www.affirmativeholdings.com.

The principal functions of our Nominating and Corporate Governance Committee are to:

•	identify, consider and recommend to the Board qualified director nominees for election at our annual meeting;

•	review and make recommendations on matters involving general operation of the Board and its committees, and recommend to the Board nominees for each committee of the Board;

•	review and recommend to the Board the adoption and appropriate revision of our corporate governance practices; and

•	make an annual report to the Board on the CEO succession plan.

Directors, members of management, stockholders or industry or professional organizations may suggest nominees. In identifying and considering candidates for nomination to the Board, our Nominating and Corporate Governance Committee considers, in addition to the requirements set out in the Nominating and Corporate Governance Committee Charter, quality of experience, the needs of Affirmative and the range of talent and experience represented on our Board. Our Nominating and Corporate Governance Committee also evaluates the ability of a nominee director to devote the time and effort necessary to fulfill his or her responsibilities. Our Nominating and Corporate Governance Committee does not have any policy with regard to the consideration of diversity in identifying director nominees.

Stockholders desiring to submit recommendations for nominations by our Nominating and Corporate Governance Committee should direct them to the Nominating and Corporate Governance Committee, care of the Secretary of the Company, at Affirmative’s address shown on the cover page of this proxy statement. Such stockholder’s notice must be submitted within the time frame required for all stockholder proposals set forth elsewhere in this proxy statement and must include, among other things, (1) the name, age, business address and residence address of such stockholder, (2) the principal occupation or employment of such stockholder, (3) the class and number of shares of Affirmative that are beneficially owned by such stockholder, (4) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (5) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected. Our Nominating and Corporate Governance Committee’s policy is to consider director nominations properly submitted by eligible stockholders. Our Nominating and Corporate Governance Committee does not evaluate a potential nominee differently based on whether he or she is recommended by a stockholder. After completing its evaluation, our Nominating and Corporate Governance Committee makes a recommendation to our full Board as to the person who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee did not meet in 2012.

Executive Committee

Our Board has established an Executive Committee currently composed of Gary Y. Kusumi (Chairman), Mory Katz, David I. Schamis and Paul J. Zucconi. Messrs. Katz and Zucconi are independent directors. A charter has been adopted for this committee that grants the committee the authority to act on behalf of the Board on all corporate actions for which applicable law does not require participation by the full Board. In practice, the committee is expected to act in place of the full Board generally when important issues arise or assembling the full Board would be difficult or impracticable and actions taken by the Executive Committee would be reported at the next Board meeting. The members of the Executive Committee did not hold any formal meetings in 2012, but rather, on four separate occasions during 2012, a majority of the Committee reviewed and approved certain contractual obligations entered into by the Company and certain of its subsidiaries. Our Executive Committee Charter is available on our Web site at www.affirmativeholdings.com.

Investment Committee

The Board has established an Investment Committee currently composed of David I. Schamis (Chairman), Thomas C. Davis and Nimrod T. Frazer. All members of our Investment Committee are outside directors, and Messrs. Davis and Frazer are independent members of the committee. The committee has adopted a charter that grants it the authority to act on behalf of the Board on all investment matters for which applicable law does not require participation by the full Board, and in practice the committee is expected to act in place of our full Board generally on all matters regarding the investment portfolio of Affirmative and each of its subsidiaries. The Investment Committee did not meet in 2012. Our Investment Committee Charter is available on our Web site at www.affirmativeholdings.com.

Compensation Committee

Our Compensation Committee is composed of David I. Schamis (Chairman), Thomas C. Davis and Nimrod T. Frazer. All members of our Compensation Committee are outside directors, and Messrs. Davis and Frazer are independent members of the committee. The principal responsibilities of our Compensation Committee are to:

•	evaluate the performance and approve the compensation of our executive officers and such other key executives or other officers as identified by the committee;

•	oversee our compensation and benefit plans, including the review, approval and administration of incentive compensation plans and equity-based plans.

Our Compensation Committee reviews and approves corporate goals and objectives relevant to our CEO’s compensation, evaluates the CEO’s performance in light of those goals and objectives and establishes the CEO’s compensation levels based on its evaluation.

The Compensation Committee met on one occasion during 2012 and took action by written consent on one other occasion.

Our Board has established a Compensation Committee Charter that is available on our Web site at www.affirmativeholdings.com.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for the fiscal year ended December 31, 2012 with respect to compensation earned by our Chief Executive Officer and our next two most highly compensated officers as of the end of the fiscal year:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[6] ($)	Option Awards[6] ($)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Gary Y. Kusumi	2012	650,000			216,627		361,022	[1]	$1,227,649
Chief Executive Officer	2011	650,000		15,946	115,918		2,100	[2]	783,964

Michael J. McClure	2012	365,000			75,072		350,000	[3]	790,072
Acting Chief Executive Officer	2011	365,000		4,385	12,274		578	[4]	382,237

Joseph G. Fisher	2012	365,000			27,958		350,000	[5]	742,958
Executive Vice President, General Counsel, Chief Claims and Regulatory Officer & Secretary

(1)	Includes a $350,000 retention bonus paid to Mr. Kusumi on July 13, 2012 (see description of July 2012 Retention Bonus Agreements below) and $11,022 in relocation expenses.
(2)	Includes $2,100 in compensation paid to Mr. Kusumi in connection with the August 10, 2011 repurchase of 210,000 total shares of restricted stock at $0.01 par value that were granted to the stockholder in March 2011.
(3)	Includes a $350,000 retention bonus paid to Mr. McClure on July 13, 2012 (see description of July 2012 Retention Bonus Agreements below).
(4)	Includes $578 in compensation paid to Mr. McClure in connection with the August 10, 2011 repurchase of 57,750 total shares of restricted stock at $0.01 par value that were granted to the stockholder in March 2011.
(5)	Includes a $350,000 retention bonus paid to Mr. Fisher on July 13, 2012 (see description of July 2012 Retention Bonus Agreements below).
(6)	The dollar amounts in these two columns reflect the dollar amount recognized in 2012 and 2011 for financial reporting purposes in accordance with FASB ASC Topic 718, except that, with respect to option awards, we excluded the effect of estimated forfeitures related to service-based conditions pursuant to SEC rules. See Note 18 to the Company’s financial statements included with the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012 for a discussion of the Company’s valuation methodology and assumptions.

Employment Agreements of Our Named Executive Officers

The compensation of our executive officers, including our named executive officers, is set by our Compensation Committee. Mr. Kusumi participates in discussions with the Compensation Committee with respect to the compensation of each of our other named executive officers but does not participate in portions of the meetings of the Compensation Committee at which his own compensation is discussed. Our Compensation Committee seeks and receives input and recommendations from Mr. Kusumi on all compensation decisions relating to all of his direct reports, including the other named executive officers discussed in this proxy statement.

Each of our named executive officers is a party to a written executive employment agreement with the Company. On January 4, 2011, we entered into: (i) an Executive Employment Agreement with Mr. Kusumi, our Chief Executive Officer (Kusumi Agreement), and (ii) a Second Amended and Restated Executive Employment Agreement with Joseph G. Fisher, our Executive Vice President, General Counsel, Chief Claims and Regulatory Officer and Secretary (Fisher Agreement). On January 7, 2011, we entered into: (i) a First Amended and Restated Executive Employment Agreement with Michael J. McClure, our Acting Chief Executive Officer (McClure Agreement). The Kusumi Agreement, McClure Agreement and Fisher Agreement are collectively referred to herein as the “Employment Agreements.”

Kusumi Agreement. The Kusumi Agreement is effective as of October 1, 2010 and provides for, among other things: (i) an annual base salary of $650,000; (ii) eligibility to participate in the Company’s bonus plan(s) with eligibility for an annual cash bonus target of 100% of Mr. Kusumi’s base salary; (iii) eligibility to participate in the Company’s 2004 Amended and Restated Stock Incentive Plan (as the same may be amended from time to time); and (iv) all benefits as are generally provided by the Company to all of its executive officers, including but not limited to participation in any group life, health, dental, vision, disability or accident insurance programs, 401(k) plans, or supplemental retirement, deferred compensation or vacation plans. The Kusumi Agreement has an initial term of three (3) years from the October 1, 2010 effective date, and shall automatically terminate unless the Company provides written notice of its intention to renew or extend the Kusumi Agreement at least one (1) year before the last day of the term. On April 1, 2013, Mr. Kusumi informed our Board of Directors that he will retire from employment when the Kusumi Agreement expires on October 1, 2013. In order to facilitate the transition of Mr. Kusumi’s duties, the Company and Mr. Kusumi entered into an Executive Transition Addendum to the Kusumi Agreement (the “Transition Addendum”) on April 4, 2013. The Transition Addendum provides for Mr. Kusumi’s continued employment in accordance with the terms and conditions of the Kusumi Agreement through October 1, 2013. As of April 4, 2013, Mr. Kusumi’s direct reports transitioned their reporting responsibilities to the Mr. McClure. Mr. Kusumi will assist and advise Mr. McClure during the remainder of his employment term. However, none of these activities will constitute “Good Reason” under the Kusumi Agreement.

McClure Agreement. The McClure Agreement is effective as of December 1, 2010 and provides for, among other things: (i) an annual base salary of $365,000; (ii) eligibility to participate in the Company’s bonus plan(s) with eligibility for an annual cash bonus target of 65% of Mr. McClure’s base salary; (iii) eligibility to participate in the Company’s 2004 Amended and Restated Stock Incentive Plan (as the same may be amended from time to time); and (iv) all benefits as are generally provided by the Company to all of its executive officers, including but not limited to participation in any group life, health, dental, vision, disability or accident insurance programs, 401(k) plans, or supplemental retirement, deferred compensation or vacation plans. The McClure Agreement has an initial term through November 30, 2013 and shall automatically terminate unless the Company provides written notice of its intention to renew or extend the McClure Agreement at least six (6) months before the last day of the term.

Fisher Agreement. The Fisher Agreement is effective as of January 1, 2011 and provides for, among other things: (i) an annual base salary of $340,000; (ii) eligibility to participate in the Company’s bonus plan(s) with eligibility for an annual cash bonus target of 65% of Mr. Fisher’s base salary; (iii) eligibility to participate in the Company’s 2004 Amended and Restated Stock Incentive Plan (as the same may be amended from time to time); and (iv) all benefits as are generally provided by the Company to all of its executive officers, including but not limited to participation in any group life, health, dental, vision, disability or accident insurance programs, 401(k) plans, or supplemental retirement, deferred compensation or vacation plans. The Fisher Agreement has an initial term through October 31, 2013 and shall automatically terminate unless the Company provides written notice of its intention to renew or extend the Fisher Agreement at least six (6) months before the last day of the term. Mr. Fisher’s annual base salary was increased to $365,000 in September 2011 when Mr. Fisher assumed additional responsibilities as our Chief Claims and Regulatory Officer.

Employment Agreements of Each of Our Named Executive Officers, Generally. Base salary levels in our named executive officers’ Employment Agreements shall be reviewed at least annually by our Compensation Committee for consideration of discretionary merit increases and, once established, a named executive officer’s base salary shall not decrease during the term of the executive’s Employment Agreement without the consent of the named executive officer. Further, each of the Employment Agreements of our named executive officers also provides that during the respective terms of each of Messrs. Kusumi, McClure and Fisher’s employment with the Company and for a period of one year thereafter, they shall not, either directly or indirectly, (i) engage in duties or provide services to a competitor of the Company, in any capacity, which are substantially similar to those the executive provided to the Company under their Employment Agreement, in the states in which the Company is conducting business or has expended resources in preparation to do business (except that each Employment Agreement provides that the foregoing restriction is not applicable if the term of the Employment Agreement expires by reason of the Company’s election not to renew or extend the same); (ii) divert away or attempt to divert away any business from the Company to another Company, business, or individual; (iii) solicit, entice, persuade or induce any employee, agent or representative of the Company to terminate such person’s relationship with the Company or to become employed by any business or person other than the Company; or (iv) (with certain limited exceptions) own, manage, operate, control, invest or acquire an interest in any competitor of the Company or business or entity that owns or operates a competitor of the Company. Messrs. Kusumi, McClure and Fisher are also prohibited, during the respective terms of their employment with the Company and following the termination or expiration of their respective Employment Agreements for any reason, from disparaging, directly or indirectly, the Company or any of its subsidiaries. Further, the Company is prohibited, during the term of each such named executive officer’s employment with the Company and following the termination or expiration of the each Employment Agreement for any reason, from disparaging, directly or indirectly, the named executive officer.

The Employment Agreements of our named executive officers also provide that in the event that the Company and the individual named executive officer do not agree to a renewal or extension of the named executive officer’s Employment Agreement, then as of the last day of the term of such Employment Agreement: (1) unless otherwise set forth in any award documents, the named executive officer’s unvested stock options and restricted stock awards (if any) will immediately vest; and (2) the named executive officer shall be entitled to an amount equal to the previous year’s bonus paid to him prorated on a daily basis for the number of days employed in the year of expiration of the term through the date of expiration of the term, to be paid in full within thirty (30) days of the expiration of the term (the Pro Rata Non-Renewal Bonus).

The current Employment Agreements of each of our named executive officers also obligate us to pay these executives severance in connection with certain terminations. See “Payments to Our Named Executive Officers in the Event of Termination or Change in Control” below for additional details.

July 2012 Retention Bonus Agreements

Pursuant to authority granted by our Compensation Committee, we entered into Retention Bonus Agreements effective July 9, 2012 with each of Messrs. Kusumi, McClure and Fisher providing for payments in the amount of $350,000 to each of Messrs. Kusumi, McClure, and Fisher. In all cases, the Retention Bonus Agreements provide that all or a portion of the retention bonus is subject to repayment if the executive’s employment terminates prior to June 30, 2013, either: (i) by the Company for Cause (as such term is defined in Section 5(a)(ii) of the Employment Agreements); or (ii) by the executive for No Good Reason (as such term is defined in Section 5(b)(i) of each of the Employment Agreements). If termination under either of these circumstances had occurred on or before March 31, 2013, then 100% of the retention bonus would have been subject to repayment. However, none of the executives’ employment terminated on or before March 31, 2013. If such termination occurs on or after April 1, 2013 through June 30, 2013, then 50% of the retention bonus is subject to repayment.

If the executive’s employment is terminated prior to June 30, 2013, either: (i) by the Registrant without Cause (pursuant to Section 5(a)(i) of each executive’s Employment Agreement); or (ii) by the executive For Good Reason (as that term is defined in Section 5(b)(ii) of each executive’s Employment Agreement), and the executive (y) executes a general release in favor of the Company and its affiliates in form and substance satisfactory to the Company; and (z) has not revoked or rescinded such release by the end of any period of time in which executive is legally entitled to revoke or rescind such release, then the retention bonus paid to such executive shall not be subject to clawback or repayment.

Notwithstanding execution of the Retention Bonus Agreements, each named executive officer’s employment with the Company remains subject to the terms and conditions of the respective Employment Agreements. The Retention Bonus Agreements do not amend, alter or otherwise modify any of the term of any Employment Agreement, and in the event of a conflict between the Retention Bonus Agreement and a Employment Agreement, the Employment Agreement shall control.

Outstanding Equity Awards At Fiscal Year-End

The following table shows the number of shares covered by exercisable and unexercisable stock options and unvested restricted stock awards held by our named executive officers as of December 31, 2012.

	OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
Gary Y. Kusumi	83,333	166,667		0.69	2/24/2022	(1)
	283,333	566,667		1.76	8/10/2021	(2)

Michael J. McClure	36,666	73,334		0.69	2/24/2022	(1)
	30,000	60,000		1.76	8/10/2021	(2)
	37,500	0		15.66	5/14/2017	(3)
	25,000	0		20.66	5/14/2017	(3)
	25,000	0		25.66	5/14/2017	(3)
	37,500	0		10.67	12/3/2017	(3)
	25,000	0		15.67	12/3/2017	(3)
	25,000	0		20.67	12/3/2017	(3)

Joseph G. Fisher	38,333	76,667		0.69	2/24/2022	(1)
	28,333	56,667		1.76	8/10/2021	(2)
	35,000	0		16.63	11/1/2016	(4)
	35,000	0		20.00	11/1/2016	(4)
	35,000	0		25.00	11/1/2016	(4)

(1)	All of the stock options granted to Messrs. Kusumi, McClure, and Fisher on February 24, 2012 are subject to the terms and conditions of the 2011 Stock Option Award Agreement and vest in equal installments over the three (3) year period immediately following the date of grant.
(2)	All of the stock options granted to Messrs. Kusumi, McClure, and Fisher on August 10, 2011 are subject to the terms and conditions of the 2011 Stock Option Award Agreement and vest in equal installments over the three (3) year period immediately following the date of grant.
(3)	An aggregate of 87,500 stock options were issued to Mr. McClure on May 14, 2007, and another aggregate 87,500 stock options were issued to him on December 3, 2007. All of the stock option awards issued to Mr. McClure on these dates vested in equal installments over the five (5)-year period immediately following the date of grant.
(4)	An aggregate of 105,000 stock options were issued to Mr. Fisher on November 1, 2006. All of the stock option awards issued to Mr. Fisher on this date vested in equal installments over the five (5) year period immediately following the date of grant.

Option Exercises and Stock Vested

None of our named executive officers became vested in any restricted stock awards during 2012. No stock options were exercised by any named executive officers during 2012.

Director Compensation

The following table describes the compensation paid to the non-employee members of our board in 2012:

Name	Fees Earned or Paid in Cash ($)	Total ($)
Thomas C. Davis(1)	49,000	49,000
Nimrod T. Frazer(2)	45,000	45,000
Mory Katz(4)	45,000	45,000
David I. Schamis(3)	0	0
Robert T. Williams, Jr.(5)	49,000	49,000
Paul J. Zucconi(6)	59,000	59,000

(1)	Includes: (i) $45,000 in aggregate annual director fees ($11,250 per quarter), plus (ii) $4,000 in aggregate fees for attendance at four (4) Audit Committee meetings ($1,000 per meeting).
(2)	Includes $45,000 in aggregate annual director fees ($11,250 per quarter).
(3)	Mr. Schamis is a Managing Director of Managing Director of J.C. Flowers & Co., LLC. Our majority shareholder, New Affirmative, LLC, is wholly owned by Affirmative Investment, LLC, the managing member of which is Affirmative Associates, LLC, the sole member of which is J. Christopher Flowers. J. Christopher Flowers controls J.C. Flowers & Co., LLC, which is the investment advisor to J.C. Flowers I, L.P., the majority owner of Affirmative Investment, LLC. Mr. Schamis is compensated for his services on the Company’s Board directly by J.C. Flowers & Co., LLC. Accordingly, the Company remitted a total of $45,000 in aggregate director fees directly to J.C. Flowers & Co., LLC in connection with the Director services provided to the Company by Mr. Schamis.
(4)	Includes $45,000 in aggregate annual director fees ($11,250 per quarter).
(5)	Includes: (i) $45,000 in aggregate annual director fees ($11,250 per quarter), plus (ii) $4,000 in aggregate fees for attendance at four (4) Audit Committee meetings ($1,000 per meeting).
(6)	Includes: (i) $45,000 in aggregate annual director fees ($11,250 per directors’ meeting), (ii) $10,000 in aggregate annual fees received as Chairman of the Company’s Audit Committee, and (iii) $4,000 in aggregate fees for attendance at four (4) Audit Committee meetings ($1,000 per meeting).

Payments to Our Named Executive Officers in the Event of Termination or Change in Control

The Company provides benefits to certain of our named executive officers upon certain terminations of employment from the Company. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (e.g., vested 401(k) Plan matching amounts accrued as of the date of termination, stock option and restricted stock awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). The incremental benefits payable to the executives are described below.

Pursuant to Employment Agreements

Chief Executive Officer

Mr. Kusumi. Mr. Kusumi’s Executive Employment Agreement is dated January 4, 2011 (effective October 1, 2010), expires three years from the effective date, and provides for the severance benefits described below. As noted above, on April 1, 2013, Mr. Kusumi informed our Board of Directors of his intention to retire when the Kusumi Agreement expires on October 1, 2013.

In the event that Mr. Kusumi is terminated by the Company “without cause” or if Mr. Kusumi resigns for “good reason” (as those terms are defined in the Kusumi Agreement), Mr. Kusumi shall be entitled to receive a severance payment equal to: (a) the payment of all earned but unpaid base salary and accrued paid-time-off (Accrued Kusumi Compensation), (b) an amount equal to the previous year’s bonus paid to Mr. Kusumi prorated on a daily basis for the number of days employed in the year of termination through the date of termination (the Pro Rata Kusumi Bonus), (c) the payment of an amount equal to the sum of: (1) Mr. Kusumi’s then-current Base Salary and (2) an amount equal to Mr. Kusumi’s target bonus (the Additional Kusumi Severance Payment), and (d) the Company shall pay the costs to Mr. Kusumi for continuation coverage under COBRA for a twelve (12) month continuation period immediately following the termination of the Kusumi Agreement. Any payment of Accrued Kusumi Compensation or Pro Rata Kusumi Bonus shall be made by the Company to Mr. Kusumi within thirty (30) days of termination of the Kusumi Agreement, and any Additional Kusumi Severance Payment shall be payable by the Company to Mr. Kusumi in twelve (12) equal monthly installments, each due on the first day of each month during the course of the year following the termination of the Kusumi Agreement, subject to U.S. Internal Revenue Code Section 409A restrictions, if any.

In the event that, within six (6) months following the occurrence of an event constituting a “change in control” (as that term is defined in the Kusumi Agreement): (1) the Company terminates the Kusumi Agreement for reasons other than “cause” or due to “disability” (as those terms are also defined in the Kusumi Agreement), or (2) Mr. Kusumi terminates the Kusumi Agreement for “good reason”, the Company shall pay to Mr. Kusumi all Accrued Kusumi Compensation, the Pro Rata Kusumi Bonus, and an additional amount equal to two-times the Additional Kusumi Severance Payment within five (5) days of said termination (in addition to all applicable COBRA payments for the continuation period referenced above).

Acting Chief Executive Officer

Mr. McClure. Mr. McClure’s First Amended and Restated Executive Employment Agreement is dated January 7, 2011 (effective December 1, 2010), expires on November 30, 2013, and provides for the severance benefits described below.

In the event that Mr. McClure is terminated by the Company “without cause” or if Mr. McClure resigns for “good reason” (as those terms are defined in the McClure Agreement), Mr. McClure shall be entitled to receive a severance payment equal to: (a) the payment of all earned but unpaid base salary and accrued paid-time-off (Accrued McClure Compensation) and (b) an additional payment equal to one year of the sum of Mr. McClure’s then-current base salary plus an amount equal to Mr. McClure’s target bonus (the Additional McClure Severance Payment). Any payment of Accrued McClure Compensation shall be made by the Company to Mr. McClure within thirty (30) days of termination of the McClure Agreement, and any Additional McClure Severance Payment shall be payable by the Company to Mr. McClure in twelve (12) equal monthly installments, each due on the first day of each month during the course of the year following the termination of the McClure Agreement, subject to U.S. Internal Revenue Code Section 409A restrictions, if any. In addition, the Company shall pay the costs to Mr. McClure for continuation coverage under COBRA for a twelve (12) month continuation period immediately following the termination of the McClure Agreement.

Absent any action on behalf of the Company that would constitute termination of Mr. McClure “without cause” or otherwise afford a basis for Mr. McClure to resign for “good reason” under the terms of the McClure Agreement, there is no specific “change in control” provision set forth in the McClure Agreement that would entitle Mr. McClure to receive any severance benefits solely due to a change in the ownership or control of the Company.

Executive Vice President, General Counsel, Chief Claims and Regulatory Officer and Secretary

Mr. Fisher. Mr. Fisher’s Second Amended and Restated Executive Employment Agreement is dated January 7, 2011 (effective January 1, 2011), expires on October 31, 2013, and provides for the severance benefits described below.

In the event that Mr. Fisher is terminated by the Company “without cause” or if Mr. Fisher resigns for “good reason” (as those terms are defined in the Fisher Agreement), Mr. Fisher shall be entitled to receive a severance payment equal to: (a) the payment of all earned but unpaid base salary and accrued paid-time-off (Accrued Fisher Compensation) and (b) an additional payment equal to one year of the sum of Mr. Fisher’s then-current base salary plus an amount equal to Mr. Fisher’s target bonus (the Additional Fisher Severance Payment). Any payment of Accrued Fisher Compensation shall be made by the Company to Mr. Fisher within thirty (30) days of termination of the Fisher Agreement, and any Additional Fisher Severance Payment shall be payable by the Company to Mr. Fisher in twelve (12) equal monthly installments, each due on the first day of each month during the course of the year following the termination of the Fisher Agreement, subject to U.S. Internal Revenue Code Section 409A restrictions, if any. In addition, the Company shall pay the costs to Mr. Fisher for continuation coverage under COBRA for a twelve (12) month continuation period immediately following the termination of the Fisher Agreement.

Absent any action on behalf of the Company that would constitute termination of Mr. Fisher “without cause” or otherwise afford a basis for Mr. Fisher to resign for “good reason” under the terms of the Fisher Agreement, there is no specific “change in control” provision set forth in the Fisher Agreement that would entitle Mr. Fisher to receive any severance benefits solely due to a change in the ownership or control of the Company.

Pursuant to Amended and Restated 2004 Stock Incentive Plan

The Company’s Amended and Restated 2004 Stock Incentive Plan provides that, in the event of a Change in Control (as defined in the Plan), the plan administrator may, in its discretion, provide for the acceleration of vesting in the terms of any options, bonus stock, restricted stock or performance stock granted under the Plan.

The following Table 1 sets forth the benefits to which each of our named executive officers would be entitled in the event that the Company terminates the named executive officer “without cause,” or the named executive officer resigns for “good reason” (as the terms “cause” and “good reason” are defined in his Employment Agreement). The following table assumes that the events triggering the termination hypothetically occurred on and as of December 31, 2012 (and for illustrative purposes only, the following table assumes the current, respective executive employment agreements of Messrs. Kusumi, McClure and Fisher were effective as of that date):

Table 1

TERMINATION WITHOUT CAUSE OR FOR GOOD REASON

Name	Additional Severance Payment(1)	Continued Benefit Plan Coverage(2)	Accelerated Vesting of Restricted Stock	Accelerated Vesting of Restricted Options(3)	Total
Gary Y. Kusumi	$1,300,000	$12,601	—	—	$1,312,601
Michael J. McClure	602,250	18,366	—	—	620,616
Joseph G. Fisher	602,250	18,366	—	—	620,616

(1)	In the case of Messrs. Kusumi, McClure and Fisher, represents a payment equal to the sum of each named executive officer’s then current annual base salary plus annual target bonus. As of December 31, 2012: (i) Mr. Kusumi’s then-current annual base salary was $650,000, and his annual target bonus was 100% of that amount (or $650,000); and (ii) Messrs. McClure and Fisher’s then-current annual base salary was $365,000, and their annual target bonus was 65% of that amount (or $237,250). These additional severance payments would be payable in twelve (12) equal monthly installments, each due on the first day of each month during the course of the year following the termination of the named executive officer. Pursuant to the terms of their current executive employment agreements, the base salaries of Messrs. Kusumi, McClure and Fisher are reviewed annually for consideration of merit increases.
(2)	Represents the estimated maximum aggregate amount of reimbursable costs for continuous coverage under COBRA payable by the Company for the benefit of the named executive officer and members of his immediate family for a period of twelve (12) months after the named executive officer’s termination date.
(3)

Reflects all incentive and/or non-qualified stock options previously granted to the named executive officer under the Company’s Amended and Restated 2004 Stock Incentive Plan which, in the absence of the named executive officer’s termination “without cause” by the Company or his departure for “good reason,” would have vested on a date or dates subsequent to December 31, 2012. None of the unvested stock options issued to Messrs. Kusumi, McClure and Fisher on August 10, 2011 or February 24, 2012 automatically vest in the event of a termination “without cause” by the Company or a departure for “good reason.”

The following Table 2 sets forth the benefits to which: (i) Mr. Kusumi is entitled in the event that, within six (6) months following the occurrence of an event constituting a “change in control” of the Company: (a) the Company terminates Mr. Kusumi for reasons other than “cause” or due to Mr. Kusumi’s “disability” or (b) Mr. Kusumi terminates the Kusumi Agreement for “good reason” (as the terms “change in control,” “cause,” “disability” and “good reason” are defined in the Kusumi Agreement); and (ii) our other named executive officers would be entitled in the event that a change in the ownership or control of the Company occurred and the named executive officer was terminated by the Company “without cause” or if the named executive officer resigned following the change in ownership or control for “good reason” (as those terms are defined in the McClure and Fisher Agreements). The following table assumes that the events triggering the “change of control” or termination hypothetically occurred on and as of December 31, 2012 (for illustrative purposes only, the following table assumes the respective current executive employment agreements of Messrs. Kusumi, McClure and Fisher were effective and/or executed as of that date):

Table 2

TERMINATION RESULTING FROM A CHANGE IN CONTROL

Name	Additional Severance Payment(1)	Continued Benefit Plan Coverage(2)	Accelerated Vesting of Restricted Stock(3)	Accelerated Vesting of Restricted Options(5)	Total
Gary Y. Kusumi	$2,600,000	$12,601	—	—	$2,612,601
Michael J. McClure	602,250	18,366	—	—	620,616
Joseph G. Fisher	602,250	18,366	—	—	620,616

(1)	In the case of Mr. Kusumi, represents a payment equal to two times the sum of Mr. Kusumi’s then current annual base salary plus annual target bonus, and in the case of Messrs. McClure and Fisher, represents a payment equal to the sum of each named executive officer’s then current annual base salary plus annual target bonus. As of December 31, 2012: (i) Mr. Kusumi’s then-current annual base salary was $650,000, and his annual target bonus was 100% of that amount (or $650,000); and (ii) Messrs. McClure and Fisher’s then-current annual base salary was $365,000, and their annual target bonus was 65% of that amount (or $237,250). These additional severance payments would be payable in twelve (12) equal monthly installments, each due on the first day of each month during the course of the year following the termination of the named executive officer. Pursuant to the terms of their current executive employment agreements, the base salaries of Messrs. Kusumi, McClure and Fisher are reviewed annually for consideration of merit increases.
(2)	Represents the estimated maximum aggregate amount of reimbursable costs for continuous coverage under COBRA payable by the Company for the benefit of the named executive officer and members of his immediate family for a period of twelve (12) months after the named executive officer’s termination date.
(3)	Reflects all incentive and/or non-qualified stock options previously granted to the named executive officer under the Company’s Amended and Restated 2004 Stock Incentive Plan which, in the absence of: (i) the termination of the named executive officer’s employment agreement with the Company following a “change in control,” or (ii) the termination of the named executive officer “without cause” by the Company or his departure for “good reason” following a “change in control,” would have vested on a date or dates subsequent to December 31, 2012. None of the unvested stock options issued to Messrs. Kusumi, McClure and Fisher on August 10, 2011 and February 24, 2012 automatically vest in the event of a termination “without cause” by the Company following a “change in control” or a departure for “good reason” following a “change in control.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following stockholders are known by the Company to beneficially own 5% or more of its outstanding common stock as of the Record Date. Information regarding the following stockholders has been obtained from reports filed by the persons listed with the Securities and Exchange Commission and/or from the beneficial owners.

Name of Beneficial Holder	Address of Beneficial Holder	Amount and Nature of Ownership		Percentage of Class Owned(1)
New Affirmative LLC	717 Fifth Avenue 26th Floor New York, New York 10022	7,860,927	(2)	51.0%
Long Meadow Investors, LLC, Michael J. Moss & Long Meadow Holdings, L.P., Jonathan W. Old III	1200 High Ridge Road, Stamford, Connecticut 06905	2,226,656	(3)	14.5%
Red Mountain Capital Partners, LLC	10100 Santa Monica Boulevard, Suite 925, Los Angeles, CA 90067	854,818	(4)	5.5%

(1)	The Company based its calculation of the percentage of beneficial ownership on 15,408,358 shares of common stock outstanding on the Record Date. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, the Company deemed outstanding shares of common stock subject to options held by that person that were currently exercisable at, or were exercisable within 60 days of, the Record Date. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
(2)	Based upon statements in Amendment No. 6 to Schedule 13D jointly filed on March 7, 2013 by New Affirmative LLC (New Affirmative), Affirmative Investment LLC, Affirmative Associates LLC and J. Christopher Flowers (the reporting persons), effective August 10, 2011, the reporting persons have shared power to vote or to direct to vote 7,860,927 shares of common stock that may be deemed to be beneficially owned by them and to dispose or to direct the disposition of 7,860,927 shares of common stock that may be deemed to be beneficially owned by each of them. These 7,860,927 aggregate shares represent approximately 51.0% of the 15,408,358 shares of the Company’s total stock outstanding as of the Record Date. As a result of their ownership interest in and control of New Affirmative, each of Affirmative Investment, Affirmative Associates and Mr. Flowers may be deemed to control New Affirmative and therefore may be deemed to hold voting and/or dispositive power over such shares of common stock as described in this disclosure. Mr. Flowers has previously disclaimed beneficial ownership of such shares of common stock.
(3)

Based upon statements in Amendment No. 8 to Schedule 13G filed on January 25, 2013 with the SEC and effective December 31, 2012, Long Meadow Holdings, L.P. (LMH), beneficially owns 2,128,975 shares of the Company’s common stock, which constitutes 13.8% of the 15,408,358 shares of the Company’s total common stock outstanding. According to Amendment No. 8 to Schedule 13G, Long Meadow Investors, LLC (LMI) is the general partner of LMH, and because it could be deemed to share voting and dispositive power with LMH over the 2,128,975 shares of the Company’s common stock owned by LMH, LMI may be deemed to be the beneficial owner of such shares. LMI disclaims beneficial ownership of all shares of the Company’s common stock held by other persons. According to Amendment No. 8 to Schedule 13G, Jonathan W. Old, III is a managing member of LMI. Because Mr. Old is a managing member of the general partner of LMH, and because he could be deemed to share with LMI voting and dispositive power over the 2,128,975 shares of the Company’s common stock held by LMH, Mr. Old may be deemed to be the beneficial owner of such shares. In addition, Mr. Old is the beneficial owner of 22,600 shares of the

Company’s common stock, which he owns personally. Mr. Old disclaims beneficial ownership of all shares of the Company’s common stock held by other persons. According to Amendment No. 8 to Schedule 13G, Michael J. Moss is a managing member of LMI. Because Mr. Moss is a managing member of the general partner of LMH and shares the responsibilities of managing LMI with Mr. Old, and because he could be deemed to share with LMI and Mr. Old voting and dispositive power over the 2,128,975 shares of the Company’s common stock held by LMH, Mr. Moss may be deemed to be the beneficial owner of such shares. Mr. Moss is the beneficial owner of 65,757 shares of the Company’s common stock that he holds personally. Additionally, Mr. Moss’ spouse and children hold an aggregate of 31,924 shares of the Company’s common stock, and because Mr. Moss could be deemed to share with his wife and children voting and dispositive power over the shares of the Company’s common stock held by them, Mr. Moss may be deemed to be the beneficial owner of such common stock. Therefore, according to Amendment No. 8 to Schedule 13G, Mr. Moss may be deemed to be the beneficial owner of an aggregate of 2,226,656 shares of the Company’s common stock, which constitutes 14.5% of the 15,408,358 shares of the Company’s total common stock outstanding. Mr. Moss disclaims beneficial ownership of all shares of the Company’s common stock held by other persons. Thus, pursuant to the disclosures made in Amendment No. 8 to Schedule 13G, LMH and Messrs. Moss and Old have the combined power to vote a total of 2,226,656 shares of the Company’s common stock, which constitutes approximately 14.5% of the 15,408,358 shares of the Company’s total common stock outstanding as of the Record Date.
(4)	Based on statements in Amendment No. 1 to Schedule 13D filed with the SEC on September 29, 2011, Red Mountain Capital Partners, LLC (RMCP) beneficially owns 854,818 shares of Affirmative’s common stock, which constitutes approximately 5.5% of the Company’s outstanding common stock as of the Record Date. According to Amendment No. 1 to Schedule 13D, (i) Red Mountain Capital Partners II, L.P. (RMCP II) and Red Mountain Capital Partners III, L.P. (RMCP III) are the nominal owners of the 854,818 shares of Affirmative’s common stock, (ii) RMCP GP LLC (RMCP GP) is the general partner of both RMCP II and RMCP III, (iii) RMCP is the Managing Member of RMCP GP, and thus may be deemed to control RMCP GP and each entity directly or indirectly controlled by RMCP GP (including RMCP II and RMCP III), and (iv) Red Mountain Capital Management, Inc. (RMCM) is the managing member of RMCP and thus may be deemed to control RMCP and each entity directly or indirectly controlled by RMCP. Mr. Willem Mesdag is the president and sole executive officer, director and shareholder of RMCM and thus may be deemed to control RMCM and each entity that is directly or indirectly controlled by RMCM (including RMCP). Mr. Mesdag’s principal occupation is listed as the Managing Partner of RMCP. J. Christopher Teets, a former director of the Company, is a Partner with RMCP, and may therefore be deemed to hold voting and/or dispositive power over the shares of the Company’s common stock that are nominally owned by RMCP II and RMCP III. Mr. Teets does not control RMCP, RMCP II, RMCP III, RMCP GP or RMCM, and has disclaimed beneficial ownership of all shares of the Company’s common stock that are owned by those entities. RMCP and its related entities are therefore deemed to be the beneficial owners of approximately 5.5% of the 15,408,858 shares of the Company’s outstanding common stock as of the Record Date.

Directors and Executive Officers

The following table sets forth information regarding beneficial ownership of Common Stock by: (i) each individual and named executive officer, and (ii) current directors and named executive officers as a group, all as of the Record Date:

Name of Beneficial Holder	Amount of Beneficial Ownership(1)		Percentage of Class Owned
Gary Y. Kusumi	386,000	(2)	2.51%
Michael J. McClure	243,666	(3)	1.58%
Joseph G. Fisher	231,166	(4)	1.50%
Thomas C. Davis	35,005	(5)	*
Nimrod T. Frazer	124,900	(6)	*
Mory Katz	1,000		*
David I. Schamis	—	(7)	*
Robert T. Williams	27,272		*
Paul J. Zucconi	19,518	(5)	*
All Executive Officers and Directors as a Group(10) (10 persons)	1,068,527	(8)	6.94%

*	Less than 1%.

(1)	The Company based its calculation of the percentage of beneficial ownership on 15,408,358 shares of common stock outstanding on the Record Date. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, the Company deemed outstanding shares of common stock subject to options held by that person that were currently exercisable at, or were exercisable within 60 days of, the Record Date. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
(2)	Includes: (i) 20,000 total shares of stock acquired in open-market purchases, and (ii) options to purchase up to 366,000 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date.
(3)	Includes: (i) 2,000 total shares of stock acquired in open-market purchases, and (ii) options to purchase up to 241,666 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date.
(4)	Includes: (i) 20,000 total shares of restricted stock that were granted in November 2006 which have fully vested, (ii) 39,500 total shares of stock acquired in open-market purchases, and (iii) options to purchase up to 171,666 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date.
(5)	Includes options to purchase up to 15,000 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date.
(6)	Includes 124,900 total shares of stock acquired in open-market purchases.
(7)	Does not include 7,860,927 shares of common stock of the Company owned by New Affirmative. Mr. Schamis is a Managing Director of J.C. Flowers & Co. L.L.C. Mr. Schamis disclaims beneficial ownership of the shares of common stock of the Company owned by New Affirmative.
(8)	Includes options to purchase up to an aggregate of 809,332 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date.

The Company knows of no other beneficial owners (as a group or otherwise) of more than five percent (5%) of the Company’s shares of Common Stock.

EXECUTIVE OFFICERS

Name	Age	Position
Gary Y. Kusumi	66	Chief Executive Officer
Michael J. McClure	52	Acting Chief Executive Officer
Joseph G. Fisher	43	Executive Vice President, General Counsel, Chief Claims and Regulatory Officer & Secretary
Robert A. Bondi	50	Executive Vice President and President, Retail Agency Group

Gary Y. Kusumi has been our Chief Executive Officer since October 1, 2010. On April 1, 2013, Mr. Kusumi informed our Board of Directors that he will retire from employment when his employment agreement expires on October 1, 2013. Effective April 4, 2013, Mr. Kusumi’s direct reports transitioned their reporting responsibilities to the Mr. McClure, who was appointed Acting Chief Executive Officer. Mr. Kusumi was formerly our Executive Vice President, President, Insurance Products and Services Group and President of each of our insurance company subsidiaries since April 6, 2010. From August 2008 through March 2009, Mr. Kusumi was the President of the Personal Lines insurance business at Hanover Insurance Company, where he was responsible for personal lines insurance distributed by independent agents. From April 1998 through May 2008, Mr. Kusumi was the President and Chief Executive Officer of the Personal Lines insurance business at GMAC, where he was responsible for a $1.6 Billion personal lines insurance group, with products including auto, motorcycle, recreational vehicle and commercial vehicle insurance sold through a variety of distribution channels. From 1995 to 1998, Mr. Kusumi was the Executive Vice President and then President of Windsor Group, and from 1993 to 1995, he was the President of Leader National Group (both Windsor Group and Leader National Group were affiliates of Great American Insurance Group at the time), where he was responsible for all aspects of personal lines property and liability insurance. In addition, from 1981 to 1992, Mr. Kusumi held several executive positions with the Progressive Companies, an insurance holding company, including Transportation Group President (1988-1992), Specialty Transportation Division President (1986-1988), Atlantic Division President (1986) and various product management positions (1981-1985).

Michael J. McClure was appointed the Company’s Acting Chief Executive Officer effective April 4, 2013. Prior to that, he served as our Executive Vice President and Chief Financial Officer since December 1, 2008. From May 2007 until December 1, 2008, Mr. McClure served as the Company’s Senior Vice President of Financial Planning and Analysis. Prior to joining the Registrant, Mr. McClure was Interim Chief Accounting Officer and a Managing Director of the Finance department of Residential Capital Corporation from 2004 to May 2007. From 1998 through 2003, Mr. McClure served in a variety of roles with Kemper Insurance, with most of his time spent as the Vice President of Finance. Mr. McClure is a Certified Public Accountant and holds an MBA in finance and business economics from the University of Chicago and a BBA in accounting from the University of Notre Dame.

Joseph G. Fisher has been our Executive Vice President, General Counsel and Secretary since March 30, 2009. Since September 12, 2011, Mr. Fisher has also served as our Chief Claims and Regulatory Officer. He served as Senior Vice President, General Counsel and Secretary between November 1, 2006 and the date of his appointment to the position of Executive Vice President, General Counsel and Secretary. Mr. Fisher oversees all legal and regulatory matters for the Company, directing the Company’s in-house legal and regulatory compliance team and managing all external regulatory relationships. Mr. Fisher also leads the claims organization for our owned insurance carriers and affiliated managing general agencies. Prior to joining the Company, Mr. Fisher practiced law at the law firm of McDermott Will & Emery LLP in Chicago from 1997 through October 2006, where he was most recently a partner in the trial department of said firm. As a member of McDermott’s trial department, Mr. Fisher concentrated his practice in the areas of complex commercial litigation, internal investigations, securities matters and white collar crime.

Robert A. Bondi, has been our Executive Vice President and President, Retail Agency Group since April 12, 2010. He served as Executive Vice President and Chief Operating Officer between November 27, 2006 and the date of his appointment to the position of Executive Vice President and President, Retail Agency Group. From September 2000 through November 2006, Mr. Bondi served as the Managing Principal of Aon Client Services, the client services and administrative support organization for Aon Risk Services in the United States. From March 1998 through September 2000, Mr. Bondi was the Managing Director and Chief Administrative Officer of Aon Capital Markets. Prior to his employment with Aon Capital Markets, from May 1984 through March 1998, Mr. Bondi held several management positions in the Global Cash Management Department at Mellon Bank Corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

New Affirmative LLC

New Affirmative LLC is the beneficial owner of 51.0% of our outstanding stock as of the Record Date. Mr. Schamis has directed that all compensation received for their services as directors of the Company be paid directly to their employer, J.C. Flowers & Co. LLC.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the calendar year ended December 31, 2012, the Company was in compliance with all Section 16(a) filing requirements applicable to its insiders.

ITEM 2 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed KPMG LLP as Affirmative’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Services provided to Affirmative and its subsidiaries by KPMG LLP in fiscal year 2012 are described under “Audit Committee – Independent Registered Public Accounting Firm Fees.”

We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, our Board of Directors is submitting our Audit Committee’s selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice.

Representatives of KPMG LLP will be present at the Annual Meeting telephonically to respond to appropriate questions and to make such statements as they may desire.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

PER THE RECOMMENDATION OF THE COMPANY’S AUDIT COMMITTEE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013.

ITEM 3 – ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank), we are asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this proxy statement. At our 2011 Annual Meeting, a majority of our stockholders voted to conduct advisory votes on executive compensation on an annual basis (say-on-frequency). This advisory vote on the frequency of advisory votes on executive compensation was non-binding on our Compensation Committee and Board of Directors. Notwithstanding the outcome of the stockholder say-on-frequency vote, the Board may in the future decide to conduct advisory votes on a less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to the Company’s executive officer compensation structures. In any event, we will provide an advisory vote on executive compensation at least once every three years.

Our executive compensation programs (as reflected in our named executive officers’ Employment Agreements) are designed to support the Company’s long-term success. Descriptions of the substance of the executive employment agreements we have with our current named executive officers (Messrs. Kusumi, McClure and Fisher) are described in the “Employment Agreements of Our Named Executive Officers” section of this proxy statement. Our Compensation Committee has structured the compensation structures set forth in our executive employment agreements to achieve the following key objectives:

•	provide a total rewards package to our executives that is competitive with our peer companies;

•	attract and retain key talent; and

•	link pay to performance by providing incentives that promote the Company’s short and long-term financial growth and stability to continuously enhance stockholder value.

We believe that the compensation structures set forth in our named executive officers’ current employment agreements and awards made to our named executive officers under our Amended and Restated 2004 Stock Incentive Plan provide incentives that are aligned with the best interests of our stockholders, and are intended to incent our executives to enhance the Company’s performance.

We urge stockholders to read the entire Executive Compensation section of this proxy statement, particularly the subsection entitled “Employment Agreements of Our Named Executive Officers” therein, which describe in more detail how we have structured the compensation of our named executive officers. In addition, the Summary Compensation Table, related compensation tables and other narrative information set forth in this proxy statement provides further detailed information concerning the compensation of our named executive officers. Our Compensation Committee and our Board of Directors believe that the compensation structure for our named executive officers as articulated in each named executive officer’s employment agreement (as described in this proxy statement) is effective in helping the Company achieve its financial goals and that the compensation of our named executive officers reported in this proxy statement will contribute to the Company’s overall success.

Accordingly, we are asking stockholders to approve the following advisory resolution at our 2013 Annual Meeting:

RESOLVED, that the stockholders of Affirmative Insurance Holdings, Inc. (the Company) approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Summary Compensation Table, the related compensation tables and narrative of the Proxy Statement for the Company’s 2013 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, our Board of Directors and our Compensation Committee will carefully review and consider the voting results when evaluating our future executive compensation structure.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE COMPANY’S SAY-ON-PAY ADVISORY RESOLUTION.

ADDITIONAL INFORMATION

Stockholders Sharing a Common Address

If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one proxy statement for each company in which you hold stock through that broker or bank. Nevertheless, each stockholder will receive a separate proxy card. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented and will send one copy of our proxy statement to your address. You may revoke your consent to householding by contacting your broker if you hold common stock in street name, or the secretary of the Company if you are the registered holder of the common stock. The revocation of your consent to householding will be effective 30 days following its receipt. Upon written or oral request to the Secretary of the Company at the address or telephone number provided above, the Company will deliver promptly a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered. By written or oral request to the same address (i) a stockholder may direct a notification to the Company that the stockholder wishes to receive a separate annual report or proxy statement in the future or (ii) stockholders who are sharing an address and who are receiving delivery of multiple copies of the Company’s annual reports or proxy statements can request delivery of only a single copy of these documents to their shared address.

Stockholder Proposals for Affirmative’s 2014 Annual Meeting

Stockholder proposals requested to be included in our Proxy Statement for our 2014 Annual Meeting or otherwise must be in writing and received by us by December 20, 2013, provided that proposals are submitted by eligible stockholders who have complied with the relevant regulations of the SEC regarding stockholder proposals and our bylaws. A copy of our bylaws is available from the Secretary of the Company upon written request. Proposals should be directed to the Secretary of the Company at the address listed above.

Incorporation by Reference

The material under the heading “Report of the Audit Committee” and the disclosure regarding independence of the members of the Audit Committee shall not be deemed to be “filed” with the SEC nor deemed incorporated into any future filing with the SEC, except to the extent that we specifically incorporate it by reference into the filing.

OTHER MATTERS

The Board knows of no other business that will be presented at the 2013 Annual Meeting. If any other business is properly brought before the 2013 Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the Board. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

QUESTIONS?

If you have questions or need more information about the Annual Meeting, write to:

Affirmative Insurance Holdings, Inc.

4450 Sojourn Drive, Suite 500

Addison, Texas 75001

Attention: Joseph G. Fisher, Secretary

By order of the Board of Directors

Gary Y. Kusumi Chairman of the Board of Directors

April 19, 2013

Addison, Texas

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 5, 2013.
Vote by Internet
• Go to www.investorvote.com/AFFM
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Items 2 - 3.
1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold
	01 - Thomas C. Davis	☐	☐	02 - Nimrod T. Frazer	☐	☐	03 - Mory Katz	☐	☐

	04 - Gary Y. Kusumi	☐	☐	05 - David I. Schamis	☐	☐	06 - Robert T. Williams, Jr.	☐	☐

	07 - Paul J. Zucconi	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratify the Appointment of KPMG LLP as the Company’s Independent Registered Public Accountants for 2013.	☐	☐	☐	3. Say on Pay - An advisory vote on the approval of executive compensation.	☐	☐	☐
In their discretion, the Proxies are authorized to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

B Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name appears above. Joint owners each should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

You are cordially invited to attend the

Annual Meeting of Stockholders of

AFFIRMATIVE INSURANCE HOLDINGS, INC.

To be held

Wednesday, June 5, 2013

1:00 p.m. Central Time,

4450 Sojourn Dr., Suite 500

Addison, TX 75001

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Affirmative Insurance Holdings, Inc.

Proxy Solicited on Behalf of the Board of Directors

for the 2013 Annual Meeting of Stockholders

The undersigned hereby appoints Gary Y. Kusumi, Michael J. McClure and Joseph G. Fisher as proxies, each with power to act alone and with full power of substitution, to vote all of the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Affirmative Insurance Holdings, Inc. to be held on Wednesday, June 5, 2013, at 1:00 p.m. Central Time and any postponements or adjournments thereof, with all the powers that the undersigned would possess if personally present.

The undersigned acknowledges receipt of the 2013 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ITEMS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN ITEM 1, FOR ITEM 2, AND FOR ITEM 3.

The Board of Directors unanimously recommends a vote FOR each of the nominees listed on the reverse side, FOR Item 2, and FOR Item 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Items 2 - 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 - Thomas C. Davis	☐	☐	02 - Nimrod T. Frazer	☐	☐	03 - Mory Katz	☐	☐
04 - Gary Y. Kusumi	☐	☐	05 - David I. Schamis	☐	☐	06 - Robert T. Williams, Jr.	☐	☐
07 - Paul J. Zucconi	☐	☐

	For Against Abstain		For Against Abstain

2. Ratify the Appointment of KPMG LLP as the Company’s Independent Registered Public Accountants for 2013.	☐ ☐ ☐	3. Say on Pay - An advisory vote on the approval of executive compensation.	☐ ☐ ☐

In their discretion, the Proxies are authorized to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name appears above. Joint owners each should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Affirmative Insurance Holdings, Inc.

Proxy Solicited on Behalf of the Board of Directors

for the 2013 Annual Meeting of Stockholders

The undersigned hereby appoints Gary Y. Kusumi, Michael J. McClure and Joseph G. Fisher as proxies, each with power to act alone and with full power of substitution, to vote all of the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Affirmative Insurance Holdings, Inc. to be held on Wednesday, June 5, 2013, at 1:00 p.m. Central Time and any postponements or adjournments thereof, with all the powers that the undersigned would possess if personally present.

The undersigned acknowledges receipt of the 2013 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ITEMS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN ITEM 1, FOR ITEM 2, AND FOR ITEM 3.

The Board of Directors unanimously recommends a vote FOR each of the nominees listed on the reverse side, FOR Item 2, and FOR Item 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

CONTINUED AND TO BE SIGNED ON REVERSE SIDE